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                                                                   EXHIBIT 10.22

             FIFTH ADDENDUM TO COLLATERAL SECURITY AGREEMENT DATED
            NOVEMBER 1, 2001 BETWEEN ACTRADE CAPITAL, INC. AND XETEL
                         CORPORATION (THE "AGREEMENT")

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     A.  Effective April 12, 2002, Paragraph 3 (iii) of the Agreement is hereby modified to read as follows:

     "3. GENERAL TERMS OF THIS SECURITY AGREEMENT. The parties agree that the following terms and conditions shall govern this Security Agreement:

     (iii) Upon default in payment of (i) sum of $25,000 on or before April 12, 2002, (default charges for extending the debt to June 30, 2002), (ii) the Restructured TADs, less any payments made, on or before June 30, 2002, or (iii) any facts otherwise constituting a default under this Agreement, Actrade shall immediately notify Maker in writing that a default has been declared. Maker shall have two (2) business days to cure the default. If not cured within such period then, without further notice to Maker, Actrade shall take all steps necessary to effect enforcement and collection of the collateral security described herein in Schedule A.

     B. In all other respects the aforesaid Agreement and each and every provision thereof shall remain in full force and effect, without change or modification thereto.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS ADDENDUM TO THE AGREEMENT UNDER THEIR SEALS AS OF APRIL 12, 2002.

ACTRADE CAPITAL, INC.                     XETEL CORPORATION


By: /s/ RICHARD COUZZI                    By: /s/ [ILLEGIBLE]
   ----------------------------------         --------------------------------
   Richard Couzzi                             NAME: [ILLEGIBLE]
   Vice President, Credit & Collections       TITLE: CEO